Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-239628) of OneSpaWorld Holdings Limited,

(2) Registration Statement (Form S-8 No. 333-249464) of OneSpaWorld Holdings Limited, and

(3) Registration Statement (Form S-8 No. 333-232033) pertaining to the 2019 Equity Incentive Plan of OneSpaWorld Holdings Limited;

of our report dated March 3, 2023, with respect to the consolidated financial statements of OneSpaWorld Holdings Limited included in this Annual Report (Form 10-K) of OneSpaWorld Holdings Limited for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Miami, Florida

March 3, 2023